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                                                                    Exhibit 23.2



                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS



The Board of Directors
Integrated Process Equipment Corp.


         We consent to incorporation by reference in the registration statement on Form S-2 of Integrated Process Equipment Corp. of our reports dated June 26, 1998, relating to the consolidated balance sheets of SpeedFam International, Inc. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1998, and related schedule, and the consolidated balance sheets of SpeedFam Co., Ltd. and subsidiaries as of April 30, 1998 and 1997, and the related consolidated statement of earnings, stockholder's equity and cash flows for each of the years in the three-year period ended April 30, 1998, which reports appear in the 1998 Annual Report on Form 10-K of SpeedFam International, Inc.

                                  /s/ KPMG LLP


May 5, 1999
Chicago, Illinois